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                                                                   Exhibit 10.17


         AGREEMENT, dated as of August 15, 1996, between ONEITA INDUSTRIES, INC., a Delaware corporation having its principal address at 4130 Faber Place Drive, Suite 200, Ashley Corporate Center, Charleston, South Carolina 29405 (the "Company"), and AVONDALE MILLS, INC., an Alabama corporation having its principal address at 506 South Broad Street, Monroe, Georgia 30655 ("Avondale").

WITNESSETH

         WHEREAS, Avondale is the record and beneficial owner of that certain Subordinated 10% Promissory Note of the Company in the aggregate principal amount of $7,500,000 (the "Avondale Note");

         WHEREAS, Avondale desires to exchange the Avondale Note for shares of Common Stock of the company at the exchange rate of $3.50 per share, and the Company desires to effect such exchange, in each case on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1.  Exchange of Avondale Note

         1.1 Exchange of Avondale Note. The parties agree that at a closing (the "Closing") to take place on such date as the parties hereto shall agree, but in no event later than August 29, 1996 (the "Closing Date"), and subject to the conditions hereinafter set forth in Section 1.2 below, Avondale shall be deemed to have delivered the Avondale Note to the Company for cancellation, and in exchange therefor the Company shall issue to Avondale shares of its Common Stock equal in number to the result obtained by dividing (I) the sum of (a) the principal amount of the Avondale Note and (b) accrued interest on the Avondale Note through and including the day prior to the Closing Date by (ii) $3.50. The shares to be issued are hereinafter referred to as the "Shares" and the exchange of Shares for the Avondale Note hereinafter if referred to as the "Exchange". The Company acknowledges that Avondale has previously delivered to the Company the Avondale Note on June 26, 1996 in connection with its request to exchange the Avondale Note for the Replacement Note (referred to in Section 4.1 of the Note Purchase Agreement dated December 28, 1995 between Avondale, the Company and Robert M. Gintel, hereinafter the "Note Purchase Agreement"). The Company further acknowledges that the Company has not delivered the Replacement Note to Avondale. Consequently, at the Closing, Avondale shall not be required to deliver the Avondale Note to the Company for cancellation.

         1.2 Conditions to the Parties' Obligations. The respective obligations of the parties to effect the Exchange as provided for herein shall be subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

         1.2.1 Fairness Opinion. The Board of Directors of the Company, acting upon the recommendation of a specially appointed Independent Committee and the Audit Committee of the Board of Directors, shall have received the opinion of its financial advisor to the effect that the Exchange is fair from a financial point of view to the Company and the holders of Common Stock of the Company and such opinion shall not have been withdrawn as of the Closing Date.

         1.2.2 Approvals and Consents. There shall have been obtained by
Avondale and the Company all consents, approvals, authorizations, waivers, permits and orders necessary or required for purposes of legally consummating the transactions contemplated by this Agreement, including, without limitation, any consent and/or waiver required form the New York Stock Exchange needed to permit the Company to effect the Exchange without shareholder approval.
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                                                                   Exhibit 10.17

     1.2.3 Legal Actions or Proceedings. No action or proceeding by any governmental authority or other person shall have been instituted or threatened which could reasonably be expected to enjoin, restrain or prohibit, or could reasonably be expected to result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

     1.3 Closing. The Closing of the Exchange on the Closing Date shall take place at the office of the Company at 11:00 a.m. on the Closing Date or at such other time and place as the Company and Avondale mutually agree upon. At the Closing, the parties shall consummate the Exchange.

     Section 2. Avondale Right to Board Representation

     As soon as practicable after the Closing, the Company will take all necessary actions to cause a second representative of Avondale to be appointed to the Company's Board of Directors. Thereafter, and until the third anniversary of the Closing Date, the Company will nominate and recommend to the Company's shareholders the election to the Company's Board of Directors of, and use its best efforts to cause the election to the Company's Board of Directors of, a number of designees of Avondale that is equal to the result obtained by multiplying (I) Avondale's percentage ownership of the issued and outstanding share of Common Stock of the Company on the date of such determination by (ii) the aggregate number of directors then serving on the Company's Board of Directors. If the determination of the number of designees to which Avondale is so entitled results in a fraction, such fraction shall be rounded up to the next number if such fraction is one-half (1/2) or more.

     Section 3. Certain Agreements.

     Avondale agrees that during the period from the Closing Date through the third anniversary of the Closing Date, neither it nor any of its affiliates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") will, unless specifically invited in writing by the Company, directly or indirectly, in any manner, acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company having, in the aggregate, in excess of 15% of the voting power of the Company's then outstanding voting securities.

     Section. 4. Shares to be Restricted Securities. It is understood and acknowledged that the Shares shall be "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), but that the Shares shall be subject to the Registration Rights Agreement executed by the Company and Avondale and referred to in Section 1.2.4 of the Note Purchase Agreement, and such Shares shall be deemed "Registrable Shares" (as defined in the Registration Rights Agreement) for all purposes under the Registration Rights Agreement. In connection with the issuance of the Shares, Avondale hereby repeats (and at the Closing Avondale shall be deemed to repeat again) its representations set forth in Section 7.3 of the Note Purchase Agreement.


     Section 5. Representations and Warranties. The Company represents and warrants to Avondale as follows: (1) the Shares issueable upon the Exchange have been duly authorized and validly reserved, and, upon issuance in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, and fully authorized for listing on the New York Stock Exchange, subject to official notice of issuance; (ii) the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of the Agreement by the Company and the performance by the Company of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Company; (iii) the Board of Directors of the Company has approved the execution, delivery, and performance of this Agreement and the consummation of the Exchange; (iv) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding
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                                                                   Exhibit 10.17

Agreement of the Company enforceable against it in accordance with its terms;
(v) no consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement and the consummation of the Exchange by the Company, other than the consent of the New York Stock Exchange; and (vi) the execution, delivery and performance of this Agreement by the Company and the consummation of the Exchange do not and will not, with the passing of time or the giving of notice or both, violate or conflict with or constitute a breach of or a default under any term or provision or the charter or by-laws of the Company, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or any of its properties is subject, or any judgment, decree or order of any court or governmental authority or agency to which the Company is a party or to which any of its properties is subject.

         Section 6. Confidentiality. The Parties agree that (I) immediately following execution of this Agreement, the Company shall issue the press release attached as Annex A and incorporate the same into a letter to the Company's shareholders, and (ii) except for the press release and letter referred to in clause (i), neither party will issue any press release or make any public disclosure concerning the transactions contemplated by this Agreement except as may be required by law or stock exchange rule or regulation. Notwithstanding the foregoing, the parties hereto acknowledge and agree that this Section 6 shall not prohibit Avondale from filing a Schedule 13D under the Securities Exchange Act of 1934 or disclosing the contents of this Agreement and/or filing this Agreement as exhibit to the Registration Statement on Form S-4 originally filed by Avondale and Avondale Mills, Inc., on June 7, 1996 (Registration No. 333-5455 and 333-5455-01).

         Section 7. Governing Law. This agreement shall be governed by New York law.

         Section 8. Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, taken together, shall constitute one and the same instrument.

         Section 9. Termination of Standby Agreement. The parties hereto hereby agree that effective as of the date of this Agreement, the Standby Agreement referred to in the Note Purchase Agreement is hereby terminated and shall be of no further force of effect.

         IN WITNESS WHEREOF, the Company and Avondale have executed this Agreement as of the day and year first above written.

                                      ONEITA INDUSTRIES, INC.

                                      By:   /s/  Robert M Gintel
                                          ---------------------------------
                                      Name:  Robert M. Gintel
                                      Title:    Chairman


                                      AVONDALE MILLS, INC.

                                      By:    /s/ G. Stephen Felker
                                          ---------------------------------
                                      Name:  G. Stephen Felker
                                      Title: Chairman, President & CEO

I hereby agree to the provisions
of Section 9 above:

By:  /s/  Robert M. Gintel
    -----------------------------
Robert M. Gintel, individually